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                                                                    Exhibit 21.1


                                         Gerdau Ameristeel Corporation
                                                  (Ontario)(1)
                                                    |
                   _________________________________|___________________________
                  |                                 |   79% - owned             |
            Gerdau USA Inc.             GUSAP Partners                 Gerdau Ameristeel
              (Delaware)                 (Delaware)(2)             MRM Special Sections Inc.
                  |                                 |                  (Saskatchewan)(3)
                  |                                 |___________________________|
                  |                                       21% - owned           |
       ___________|_____________________________________________                |_____________________
      |   50% - owned     |        |         |                  |                   |   50% - owned   |  50% - owned
      |                   |        |         |                  |                   |                 |
Gallatin Steel   Gerdau Ameristeel | Gerdau Ameristeel   Gerdau Ameristeel    Bradley Steel        SSS/MRM
   Company        Perth Amboy Inc. |  Sayreville Inc.         US Inc.        Processors Inc.    Guide Rail Inc.
  (Kentucky)      (New Jersey)(4)  |   (Delaware)(5)        (Florida)(6)       (Manitoba)         (Manitoba)
                                   |                            |
                          _________|_________                   |
                         |                   |                  | 80% - owned
                         |                   |                  |
                    Porter Bros.     MFT Acquisition,    AmeriSteel Bright
                    Corporation           Corp               Bar, Inc.
                   (North Dakota)      (Delaware)            (Florida)
